UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
	Littleton, Colorado	80127
	(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Matthew D. Gili has been appointed President of Ur-Energy Inc. (“Ur-Energy” or the “Company”). In connection with the appointment, the Company entered into an Employment Agreement (the “Employment Agreement”) dated June 30, 2025 (the “Effective Date”) with Mr. Gili.

Mr. Gili, age 57, is a Professional Engineer with experience serving as Chief Executive Officer, Chief Operating Officer, Chief Technical Officer and Executive General Manager. Mr. Gili has served in executive roles with publicly traded mining companies, most recently as President and Chief Operating Officer of i-80 Gold Corporation (2021-2025) and, prior to that, as Chief Executive Officer with Nevada Copper Corporation (2018-2020).

Mr. Gili’s strong technical experience includes having been Executive General Manager of the Cortez District, leading one of Barrick’s top mining operations in Nevada, from which Mr. Gili was promoted to Chief Technical Officer for Barrick. Additional operational experience includes roles with Rio Tinto as the Managing Director of the Palabora Mining Company in South Africa and Chief Operating Officer of Oyu Tolgoi in Mongolia. Passionate about safety and environmental stewardship Mr. Gili previously acted as Chairman of the Palabora Foundation, and Chairman of the Mongolian Safety Association.

There are no arrangements or understandings between Mr. Gili and any other persons pursuant to which either was appointed as an officer of the Company. Mr. Gili has no family relationship among the Board of Directors or other members of senior management of the Company. In addition, there are no related party transactions between Mr. Gili and the Company that require disclose pursuant to Item 404(a) of Regulation S-K.

Pursuant to the Employment Agreement, Mr. Gili is eligible to participate in all benefits, plans, and programs, which are now, or may hereafter be, available to other executive employees of the Company. Mr. Gili’s Employment Agreement contains standard provisions concerning non-solicitation and non-disclosure.

In the event Mr. Gili’s employment with the Company is terminated by the Company without cause, or Mr. Gili resigns for good reason, the Company shall pay Mr. Gili, in addition to all other amounts then due and payable, an amount equal to two and one-half (2.5) years of his base salary at the time of such termination, less statutory deductions and withholdings.

Ur-Energy’s Board of Directors has set Mr. Gili’s annual base salary at $430,000 beginning the Effective Date. He also will receive an initial award of 175,000 stock options pursuant to the Ur-Energy Amended and Restated Stock Option Plan (2005), as amended.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Ur-Energy USA Inc. and Matthew D. Gili, dated June 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2025

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud

	Name:	Penne A. Goplerud
	Title:	Corporate Secretary and General Counsel